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                                                                EXHIBIT 10.40.01

                                                                  April 22, 2000


eUniverse, Inc.
101 North Plains Industrial Road
Wallingford, CT 06492

         Re: Letter Agreement (the "Letter Agreement") by and among eUniverse, Inc., a Nevada corporation ("eUniverse"), and all of the Former Shareholders of The Big Network, Inc. ("BNI") who are Shareholders of eUniverse and are Counter-signatories to the Letter Agreement, dated March 13, 2000 (collectively, the "Shareholders"), providing for the purchase of a minimum of 500,000 shares of eUniverse common stock by eUniverse from the former shareholders of BNI.

Ladies and Gentlemen:

         This letter is to confirm that the undersigned consent to extend the Closing Date, as defined in the Letter Agreement, from April 24, 2000 to May 5, 2000.

         In addition, eUniverse agrees to file to register all the shares held by the Shareholders (including those held in escrow) on May 8, 2000, if the Closing (as defined in the Letter Agreement dated March 13, 2000), does not occur by May 5, 2000. In addition, the Guarantor (as defined in the Letter Agreement dated March 13, 2000) will immediately transfer 100,000 shares of common stock in eUniverse to the Shareholders, to be distributed on a pro rata basis to the Shareholders. The Guarantor will transfer an additional 50,000 shares of common stock in eUniverse to the Shareholders for each week (or the portion of a week) that transpires until the shares held by the Shareholders are registered and fully tradeable. All additional shares transferred shall be registered along with those shares held by the Shareholders.

         Please acknowledge receipt of the foregoing and your agreement and consent to same by executing a copy of this letter where indicated below and returning a copy to us by facsimile and a fully executed original to us by overnight mail courier.

                                         Very truly yours,


                                              Arba, LLC.
/s/ Stephen D. Sellers
---------------------------                   By: /s/ Dave Pell
Stephen D. Sellers                               -----------------------
                                                    Its: Managing member
/s/ Michael Sellers
---------------------------                   /s/ David Dove
Michael Sellers                               -------------------------
                                              David Dove
/s/ John V. Hanke
---------------------------                   /s/ Arie Grossman
John V. Hanke                                 -------------------------
                                              Arie Grossman

Argus Capital, LLC.                           /s/ Sharon Vinick
                                              -------------------------
By: /s/ Charles R. Ewald                      Sharon Vinick
    -----------------------
      Its: Manager


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Agreed and accepted this
22nd day of April, 2000.

eUniverse, Inc.


By: /s/ Brad D. Greenspan
   --------------------------------
Name: Brad D. Greenspan
Its:  Chairman